Exhibit 99.2
Fourth Quarter 2010 Update Call January 6, 2011

4Q10 Update Agenda Marketplace Perspectives 4Q Updates Juicy Couture kate spade Lucky Brand Mexx Updated Adjusted Operating Goals 4Q10 Balance Sheet Update Closing Remarks 2

Marketplace Perspectives 3 Traffic and consumer spending mixed across our portfolio Solid November, weak December results Very competitive promotional environment Consumer very price conscious Weather took a toll on traffic California, East Coast and European continent Relaunch of the Liz Claiborne brand at JCPenney and QVC continues to be a success with the consumer Wholesale shipments were broadly in line with expectations E-commerce strong across all brands Consumer adoption of E-commerce has crossed a tipping point across the industry

Juicy Couture 4Q Update

	October	November	December	4Q
Direct to Consumer Sales*	3%	9%	(5%)	1%

- Total global sales for December estimated at +6 to +10%, led by international and new stores
- Traffic was down throughout December - price sensitive consumers
- Highly promotional to stimulate demand, depressing AURs, comp store sales and gross margin
- Product hits and misses:
  - Strong sell-throughs in non-logo track suits
  - Bird by JC +53% in November-December in our retail stores
  - Logo items and sweaters were fashion misses
- Key takeaway: Juicy lacking "freshness"
  - LeAnn Nealz focused on bringing newness to product, marketing and in-store experience


Juicy
Couture

** Preliminary sales results. Represents a blend of specialty and outlet comp stores and comparable e-commerce sales. Comparable e-commerce sales were included in our direct to consumer net sales in Q4 2010. Until September 2010, the Juicy Couture website was operated by a third party, and our sales to that third party were reflected as wholesale sales. Assumes 4-week month in October, 4-week month in November and 5-week month in December.*

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kate spade 4Q Update 5 kate spade brand continues its growth trajectory - with strength in every product category and all channels Gross margin expansion, high sell-throughs, strong traffic and outstanding comp store sales across the brand Three years of hard work by a smart and dedicated team are now paying off Direct to Consumer Sales* October November December 4Q 60% 24% 51% 44% * Preliminary sales results. Represents a blend of specialty and outlet comp stores and comparable e-commerce sales. Assumes 4-week month in October, 4-week month in November and 5-week month in December.

Lucky Brand 4Q Update 6 Direct to Consumer Sales* October November December 4Q Steady improvement in men's through year-end Women's business off track... Mid-November and December fashion miss...failed to excite the consumer as September and early-October product did Invested heavily in November-December product, given planned comp increases Moved the goods successfully but at a deep discount, impacting comp store sales and significantly hurting gross margin Focused now on getting women's business right via product and marketing (4%) (8%) (13%) (10%) * Preliminary sales results. Represents a blend of specialty and outlet comp stores and comparable e-commerce sales. Assumes 4-week month in October, 4-week month in November and 5-week month in December.

Mexx 4Q Update

Direct to Consumer Sales*	October	November	December	4Q
MEXX Europe	(4%)	4%	(16%)	(7%)
MEXX Canada**	9%	5%	2%	4%

- Traction at Mexx Europe - continued consumer acceptance of new product
- Positive November comp driven by Eastern Europe, Netherlands and E-commerce
  - Shop-in-shops posted +18% comp
  - Outerwear and heavy knits sold out by week 3
- December traffic and comp down significantly
  - Severe weather in weeks 3 and 4...department stores also affected
  - December delivery featured pre-spring product...lacking wear-now outerwear and sweaters
  - We expect 4Q10 gross margin to increase vs. 4Q09 due to conservative inventory investment
- Wholesale orders for April/May +14%***
  - We expect continued growth during next market for June/July
- Mexx Canada continues positive trend...traffic poor during weeks 1 through 3, but finished with strong end

** Preliminary sales results. Represents a blend of specialty and outlet comp stores and comparable e-commerce sales. Mexx Europe includes concessions. Assumes 4-week month in October, 4-week month in November and 5-week month in December.*
*** Mexx Canada does not currently have E-commerce sales.*
**** Wholesale orders increase percentage is calculated on comparable basis excluding net sales of exited categories.*

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Updated Adjusted Operating Goals*

	Prior 2H10 Assumption	Updated 2H10 Assumption	4Q10 Expectation**
Total LCI Net Sales	Down 9 to 14% vs. LY	Down Approximately 15% vs. LY	Down Approximately 13% vs. LY
Gross Margin	+500 Basis Points vs. LY	+400 to 450 Basis Points vs. LY	+150 to 250 Basis Points vs. LY
SG&A	Approximately $675M	Approximately $675M	Approximately $355M
Operating Income	Approximately +$80M vs. LY	Approximately +$40M to +$50M vs. LY	Approximately +$0M to +$10M vs. LY

** As the Company has not completed its quarter and year-end fiscal close and its analysis of fiscal 2010, and the audit of its 2010 financial statements is not complete, the results presented in this presentation are estimated and preliminary, and, therefore, may change. The adjusted results for the fourth quarter of 2010 and 2009 exclude the impact of expenses incurred in connection with the Company's streamlining initiatives and brand-exiting activities and non-cash impairment charges. The Company believes that the adjusted results for the fourth quarter of 2010 and 2009 represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. Estimates of 2010 fourth quarter and second half GAAP results are not provided in this presentation as the Company has not yet completed its accounting for certain streamlining initiatives and brand exiting activities associated with its exit of the Liz Claiborne brand outlet operations in the US and Puerto Rico and the Liz Claiborne brand concession operations in Europe.*

*** For year-over-year assumptions, the 2009 results are not adjusted to exclude Liz outlets and Liz concession operations in Europe. However, they are adjusted for Liz Canada Retail operations that were discontinued in 1Q10.*

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4Q10 Balance Sheet Update* 2Q09 2Q10 Partnered 502 468 Domestic DB 89 87.5 Intl DB 67 22.7 Debt Comments Eurobond Revolver $502M $468M $23M $67M $578M $658M 4Q10 4Q09 Down 12% $89M $87M Convertible & Capital Leases 9 Debt: Bank debt of $23M at year end ^ Strong 4Q10 cash flow ^ Availability well in excess of $200M under the revolving bank credit facility Eurobond decrease of $34M ^ 4Q10 exchange rate of 1.34 EUR/USD vs. 1.44 EUR/USD at 4Q09 Actual 2010 Capital Expenditures of approximately $80M vs. $90M plan ^ Held back some of our planned 4Q10 capital investments to maximize free cash flow and reduce debt Inventory: Inventory for Domestic-Based Direct Brands will be higher at year-end vs. LY to support e-commerce and retail expansion, although "excess" inventories identified on the 3Q10 call were reduced ^Will be carefully managing Inventory levels, especially at Juicy Couture and Lucky Brand * As the Company has not completed its quarter and year-end fiscal close and its analysis of fiscal 2010, and the audit of its 2010 financial statements is not complete, the results presented in this presentation are estimated and preliminary, and, therefore, may change.

Closing Remarks 10 2010 was a year of substantial change in our business overall We finished the year with improved second half adjusted gross profit margins and adjusted operating results...but a very tough month in December depressed our ability to achieve our goals at Juicy Couture, Lucky Brand and Mexx kate spade positioned for ongoing growth and profit expansion Liz Claiborne brand relaunch a continued success We will return with a full report on the quarter and year-end overview on February 17th We will provide a view on our performance targets in 2011 and how our story will unfold through 2012

Q&A 11

Forward-Looking Statements 12 Statements contained in this presentation that relate to the Company's preliminary or estimated results or its future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as "intend," "anticipate," "plan," "estimate," "forecast," "project," "expect," "believe," "preliminary," "we are optimistic that we can," "current visibility indicates that we forecast" or "currently envisions" and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company's assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company's control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility, may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory; the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level and whether holders of our Convertible Notes issued in June 2009 will, if and when such notes are convertible, elect to convert a substantial portion of such notes, the par value of which we must currently settle in cash; general economic conditions in the United States, Europe and other parts of the world; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; continued restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to successfully implement our long-term strategic plans; our ability to effect a turnaround of our MEXX Europe business; our ability to successfully re-launch our Lucky Brand product offering; our ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees, both union and non-union; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; risks associated with the implementation of the licensing arrangements with J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. and with QVC, Inc., including, without limitation, our ability to efficiently change our operational model and infrastructure as a result of such licensing arrangements, our ability to continue a good working relationship with these licensees and possible changes in our other brand relationships or relationships with other retailers as a result; our ability to complete the closure of our Liz Claiborne branded outlet operations on terms satisfactory to us and the adverse effect such closure may have on our results of operations and cash flows; the outcome of current and future litigations and other proceedings in which we are involved, which may have a material adverse effect on our results of operations and cash flows; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our agreement with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product and tariffs and other trade barriers, to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products but political activity seeking to re-impose quota has been initiated or threatened; our exposure to domestic and foreign currency fluctuations; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an "ownership change"; and such other factors as are set forth in the Company's 2009 Annual Report on Form 10-K/A for the year ended January 2, 2010; the Company's Quarterly Report on Form 10-Q for the period ended April 3, 2010; the Company's Quarterly Report on Form 10-Q for the period ended July 3, 2010, and the Company's Quarterly Report on Form 10-Q for the period ended October 2, 2010, each filed with the Securities and Exchange Commission, in the section in each report entitled "Risk Factors". In addition, the preliminary and estimated results contained in this presentation remain subject to the completion of the Company's quarter and year-end fiscal close, its analysis of fiscal 2010 and the audit of its 2010 financial statements, and, therefore, may change. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.